Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
I, Paul Marciano, Chief Executive Officer and Vice Chairman of the Board of Guess?, Inc. (the "Company"), do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

•
the Annual Report on Form 10-K of the Company for the period ended February 1, 2014, as filed with the Securities and Exchange Commission (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 28, 2014	By:	/s/ PAUL MARCIANO
Paul Marciano Chief Executive Officer and Vice Chairman of the Board
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Guess?, Inc. and will be retained by Guess?, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.